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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         MEGABANK FINANCIAL CORPORATION


         MegaBank Financial Corporation (hereinafter referred to as the "Corporation"), desiring to amend and restate its Articles of Incorporation, hereby submits the following Amended and Restated Articles of Incorporation to the Secretary of State of the State of Colorado pursuant to the provisions of the Colorado Business Corporation Act:


                                   ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be MegaBank Financial Corporation.


                                   ARTICLE II
                                    PURPOSES

         The nature of the business of the Corporation and the objects and purposes to be transacted, promoted and carried on by it are as follows:

         2.1 To acquire as principal, agent or partner, general or limited or as a single or multibank holding company, by purchase, contract or otherwise, financial institutions and to own, hold, manage, and sell, encumber or otherwise dispose of and deal in financial institutions of every kind and description, together with other non-banking activities that are closely related to the operations of financial institutions.

         2.2 To acquire as principal, agent or partner, general or limited, by purchase, lease contract or otherwise, lands and interest in lands, buildings, or other structures and to own, hold, improve, develop and manage the same, and to erect or cause to be erected on any lands owned, held or occupied by the Corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied; and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands and in buildings or other structures at any time owned or held by the Corporation.

         2.3 To invest in and to buy, sell or otherwise acquire or dispose of and deal in loans secured by liens upon real and personal property both as principal and as agent.

         2.4 To invest, as principal or agent, or partner, general or limited, in all forms of personal investment property, including without limitation, securities, stocks, bonds, mutual funds and secured or unsecured notes.
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         2.5     To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities, and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof, in cash, shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this corporation, or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to conduct in any lawful manner the whole or any part of the businesses so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

         2.6 To borrow money for any of the purposes of this corporation and to issue bonds, debentures, debenture stock, notes or other obligations therefore, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation whether real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations with any such security.

         2.7 To lend money, to guarantee, purchase, acquire, exchange, hold, sell assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any corporation or corporations organized under the laws of this State or of any other state, district or county and also bonds or evidences of indebtedness of the United States or any state, territory, dependency, or county or subdivision or municipality thereof, and while the owner thereof to exercise all rights, powers, and privileges of ownership, including the right to vote thereon.

         2.8 To transact any and all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act now existing or as hereafter amended, in any state, territory, district, possession, dependency or other political subdivision of the United States of America, or in any foreign country, to the extent that such business is not forbidden by the laws of such state, territory, district, possession, dependency or political subdivision of the United States or America or by such foreign country.


                                  ARTICLE III
                                    DURATION

         This corporation shall have perpetual existence, unless dissolved according to law.


                                   ARTICLE IV
                                 CAPITAL STOCK

         4.1 The Corporation is authorized to issue two classes of stock, to be designated, respectively, "common stock" and "preferred stock." The total number of shares that the Corporation is authorized to issue is 60,000,000 shares, of which 50,000,000 shares shall be common stock, each

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having no par value, and of which 10,000,000 shares shall be preferred stock, each having no par value.

         4.2 The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In the event that the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         4.3 The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Colorado and the provisions of these Articles of Incorporation, as amended from time to time, and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholder of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.


                                   ARTICLE V
                             RIGHTS OF SHAREHOLDERS

         The rights and privileges relating to the shares of common stock named in Article IV shall be as follows:

         5.1 Holders of the shares of the common stock of the Corporation shall not be entitled to the right to purchase or subscribe for any unissued or treasury shares, or any additional shares to be issued by reason of any increase of the authorized shares of the Corporation, or any bonds, certificates of indebtedness, debentures, or other securities, rights, warrants, or options, convertible into shares of any unissued or treasury shares in accordance with their proportionate equity in the Corporation.

         5.2 Each share of common stock shall be entitled to one vote, either in person or by proxy, at all shareholders' meetings. Cumulative voting shall not be allowed in the election of directors.





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         5.3     All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

         5.4 The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the Corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.


                                   ARTICLE VI
                                   DIRECTORS

         6.1 The affairs of the Corporation shall be governed by a Board of Directors of not less than three (3) nor more than twenty-five (25) Directors as the Bylaws may determine from time to time, who shall be elected in accordance with the Bylaws of the Corporation.

         6.2 Directors of the Corporation need not be residents of Colorado nor holders of shares of the Corporation's capital stock.

         6.3 Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a Director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business at that meeting on the ground that the meeting is not lawfully called or convened.

         6.4 A majority of the number of Directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         6.5 By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more Directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the Corporation; provided, however, that such delegation of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

         6.6 Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.





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                                  ARTICLE VII
                               PLACE OF BUSINESS

         The address of the Corporation's principal office is 8100 East Arapahoe Road, Englewood, Colorado 80112. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable.


                                  ARTICLE VIII
                                    OFFICERS

         The officers of the Corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the Bylaws of the Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.


                                   ARTICLE IX
                                     BYLAWS

         The Board of Directors shall have the power to make and adopt such prudent Bylaws for the government of the Corporation not inconsistent with the laws of the State of Colorado or these Articles of Incorporation for the purpose of regulating and carrying on the business of the Corporation within the scope of its objects and purposes; and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the Corporation except as otherwise specifically provided therein.


                                   ARTICLE X
                            MEETINGS OF SHAREHOLDERS

         Meetings of shareholders of the Corporation shall be held at such place within or without the State of Colorado and at such times as may be
prescribed in the Bylaws of the Corporation.   Special meetings of the
shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least twenty-five percent (25%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws, a quorum shall consist of a majority of the Shares entitled to vote at the meeting, represented in person or by proxy and, if a quorum is present, the affirmative vote of the majority of shares represented and entitled to vote at the meeting shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.





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                                   ARTICLE XI
                                 SALE OF ASSETS

         Whenever the Board of Directors at any meeting thereof, by a two-thirds (2/3) majority vote of the whole Board, determines that it is in the best interests of the Corporation, the Corporation may sell, lease, exchange, or convey all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration as the Board of Directors shall deem expedient; provided, however, that the sale or disposal of all or substantially all of the property and assets of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least a two-thirds (2/3) majority of the capital stock then issued and outstanding and entitled to vote on such proposal, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.


                                  ARTICLE XII
                       INTEREST OF DIRECTORS IN CONTRACTS

         Any contract or other transaction between the Corporation and one or more of its Directors, between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the facts of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present. Such interested Director or Directors shall be counted in determining whether a quorum is present but shall not be counted in calculating the majority necessary to carry such vote. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.


                                  ARTICLE XIII
                                INDEMNIFICATION

         In addition to the other powers now or hereafter conferred upon the Corporation by these Articles of Incorporation, the Colorado Business Corporation Act or otherwise, the Corporation shall possess and may exercise all powers to indemnify directors, officers and other persons and all powers whatsoever incidental thereto (including without limitation the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether or not such powers are expressly provided for by the Colorado Business Corporation Act, but provided that such powers and the exercise thereof are consistent with the provisions of the Colorado Business Corporation Act. The Board of Directors is hereby authorized on behalf of the Corporation





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and without shareholder action to exercise all of the Corporation's powers of indemnification, whether by provision in the Bylaws or otherwise.


                                  ARTICLE XIV
                     AMENDMENT OF ARTICLES OF INCORPORATION

         The Corporation expressly reserves the right to amend these Articles of Incorporation and to alter, change, or repeal any provision contained herein in any manner now or hereafter permitted by the Colorado Business Corporation Act, and the rights of all shareholders are expressly made subject to such power of amendment. Whenever an amendment to these Articles of Incorporation shall be required to be adopted by the shareholders of the Corporation, the proposed amendment shall be adopted upon receiving the affirmative vote of a two-thirds (2/3) majority of shares entitled to vote thereon.





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